EXHIBIT 10.15

                                 DEERE & COMPANY

                                       AND

                              STANADYNE CORPORATION

                           [JOHN DEERE POWERTECH LOGO]





                               LONG TERM AGREEMENT

SCOPE: The scope of this agreement covers current products purchased from Stanadyne Corporation. The products in-scope are the current DB rotary mechanical products, fuel filtration products, standard and RSN pencil injection nozzles, DE10 pumps and the Series 250 Fuel Injection system.

         [**]

I)       RECITALS

    A) BUSINESS OF DEERE & COMPANY. DEERE & COMPANY and its affiliated corporate entities own and operate various facilities throughout North America for the manufacturing and sale of machinery and equipment used in agriculture, construction, and commercial-residential lawn-garden care. For purposes of this Agreement, the term "North America" means the geographical territory encompassed by the United States, Mexico, and Canada.

    B) BUSINESS OF STANADYNE CORPORATION. STANADYNE CORPORATION, a wholly owned subsidiary of Stanadyne Automotive Holding Corp., owns and operates design and manufacturing facilities for precision engine components including injection equipment and hydraulic lash compensating devices located in Windsor, Connecticut.

    C) OBJECTIVES. This Agreement covers the purchase of the items listed in the Appendix(ces) attached hereto and incorporated herein by reference (hereafter "Parts") for use within Deere & Company's "John Deere Power Systems" division. This Agreement and Appendices are valid regardless of location of manufacture of the Parts or the location of use of the Parts. The parties may amend this Agreement (including any Appendices) by mutual written agreement.

II)      PARTIES

    A) This LONG-TERM AGREEMENT ("Agreement") is entered into and effective the first day of November 2001 by and between STANADYNE CORPORATION, A DELAWARE CORPORATION WITH ITS PRINCIPAL PLACE OF BUSINESS AT WINDSOR, CONNECTICUT, USA ("STANADYNE") and DEERE & COMPANY ("DEERE"), a Delaware corporation with its principal place of business at Moline, Illinois, acting through its business unit:

           JOHN DEERE ENGINE WORKS                          Attachments: A
           3801 West Ridgeway Avenue                        B, D and G
           P.O. Box 5100
           Waterloo, Iowa 50704-5100
           USA

    B) The following other corporations affiliated with DEERE can enter into this Agreement by issuing a purchase order for the Parts listed in the corresponding Appendix:

           JOHN DEERE CONSTRUCTION & FORESTRY EQUIPMENT COMPANY
           BUSINESS UNIT:  JOHN DEERE DUBUQUE WORKS        Attachments: A, B, D
           18600 South John Deere Road                     and G
           Dubuque, IA  52001-9757
           USA

           USINE DE SARAN                                  Attachments: A, C,
           BP 13 - La Foulonnerie                          E, and F
           45401 - FLUERY-LES-AUBRAIS Cedex
           FRANCE



[**] Information redacted pursuant to request for confidential treatment.


                                      -2-
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           MOTORES JOHN DEERE S.A. DE C.V.                 Attachments: A, B, D
           Carretera A mieleras KM 6.5 S/N                  and G
           C.P. 27400
           Torreon Coahuila Mexico

           INDUSTRIAS JOHN DEERE ARGENTINA, S.A.           Attachments: A, B, D,
           Casilla de Correo 80                                    and G
           2000 Rosario
           Sante Fe, Argentina

           FUNK MANUFACTURING COMPANY                      Attachments: A, B, D,
           Hwy 169 N. Industrial Park                              and G
           P.O. Box 577
           Coffeyville, KS 67337

           REGEN TECHNOLOGIES                              Attachments: A, D,
           4500 Mustard Way                                        and G
           Springfield, MO 65803

         (individually a "DEERE AFFILIATE" and collectively the "DEERE AFFILIATES"). The terms of this Agreement shall apply to the purchase of Parts by any DEERE AFFILIATE unless the DEERE AFFILIATE and Stanadyne Corporation agree otherwise. The purchase order should reference this Agreement and will act as a signature of the DEERE AFFILIATE accepting the terms of this Agreement. By that the parties mean, the term "DEERE" shall apply to the "DEERE AFFILIATE" as to the sale itself (electronic data interchange, delivery, payment, quality, confidentiality, etc). DEERE shall retain primary responsibility for administering this Agreement (the "Achieving Excellence" provision, cost and price management, etc.).

    C) By mutual agreement of DEERE and Stanadyne Corporation, this Section may be amended to include other affiliated corporations and strategic business units of DEERE.

III)     TERM

         The initial term of this Agreement will be for the period beginning November 1, 2001 through and including October 31,2006. This agreement shall supercede all previous agreements. This agreement will not automatically be renewed, but may be renewed by mutual written agreement by the Parties.

IV)      GENERAL BUSINESS ISSUES

         DEERE's standard terms and conditions are described on the DEERE Purchase Order. Where the terms and conditions described on the DEERE Purchase Order conflict with the terms of this Agreement, the terms of this Agreement shall prevail. (The standard terms and conditions are described on the DEERE AFFILIATE's purchase order. Where the terms and conditions described on the DEERE AFFILIATE's Purchase Order conflict with the terms of this Agreement, the terms of this Agreement shall prevail.)

    A)   [**]

    B) STANADYNE CORPORATION agrees to provide DEERE reasonable access to their facilities for observation of quality, manufacturing processes, and assessment of processes related to the production of Parts.

    C) It is agreed that no press release, public announcements, confirmation or other information regarding supply orders under this Agreement for the Parts, or the fact that negotiations for new Parts or increased quantities for existing orders are occurring, will be made by STANADYNE CORPORATION without the prior written approval of DEERE or DEERE without the prior written approval of STANADYNE CORPORATION.


[**] Information redacted pursuant to request for confidential treatment.



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    D)   Either party may assign the rights and duties under this Agreement, either in whole or in part, only with the prior written consent of the other party.

    E) STANADYNE CORPORATION agrees to communicate and work together to send and receive all current and future Electronic Data Interchange (EDI) transactions deemed necessary by DEERE for both production and service Parts requirements.

    F) STANADYNE CORPORATION and DEERE agree that volumes are based on past usage and projected market forecasts. No minimum quantities of annual production of Parts or minimum purchase quantities are implied herein, and no penalties shall be imposed on DEERE for volumes of Parts actually ordered by DEERE below those quantities forecasted.

    G) STANADYNE CORPORATION will provide written notification one hundred eighty (180) days prior to any change in the manufacturing location for the Parts of this Agreement. Any change in manufacturing location will require a new PPAP for the Parts. STANADYNE CORPORATION agrees to cover all costs associated with the relocation and requalification process.

    H) THE PARTIES must maintain new program schedules and target costs for new business activities including those that may be added to this agreement by mutual consent of the Parties. If Stanadyne fails to perform to the agreed schedules target costs, quality, and or delivery, Deere may, at its discretion, remove the affected products from within the scope of this agreement and or dual source components parts/production provided Deere did not contribute/cause to the failure. If Deere decides to remove products from the scope of this agreement due to Stanadyne's failure to perform to the agreed schedules and target costs, quality, and or delivery, Stanadyne and Deere shall negotiate settlement for such failure.

V)       ACHIEVING EXCELLENCE

         STANADYNE CORPORATION will strive to meet or exceed all DEERE "Achieving Excellence" (or "AE") requirements to reach and maintain "Partner" status. The AE criteria may be found under the John Deere Achieving Excellence web page.

VI)      COMPETITIVE CLAUSE

         In the spirit set forth in the recitals of this Agreement, the parties recognize that continuing to be competitive in price, performance, delivery, reliability, quality and technology is essential for this long-term association to exist. [**]

VII)     PAYMENT

         Payment terms shall be 30 days from Deere's receipt of the material. Receipt and payment shall not constitute acceptance.

         In the case of disputed invoices, Deere shall pay the amount not in dispute pursuant to the terms provided above. Deere shall not be obligated to pay the amount in dispute until the dispute is resolved. No late payment charges will be assessed against the amount in dispute during the period of the dispute.

         Payment for, or passage of title to, Products shall not constitute acceptance thereof.

VIII)    COST/PRICE MANAGEMENT

    A)   [**]


    B) The cost reduction activities will be tracked using the John Deere Cost Reduction Opportunity Process, JD CROP.

    C) [**] Part prices for items no longer in current production will be determined using current practices to include special packaging, reduced lot sizes, special delivery etc.





[**] Information redacted pursuant to request for confidential treatment.


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    D)   STANADYNE CORPORATION agrees to participate in the John Deere Power
         Systems ("JDPS") Supplier Development ("SD") Team Program to reduce cost of products supplied to DEERE. If STANADYNE CORPORATION is in compliance with Section V, all SD Program reductions realized will be shared equally between DEERE and STANADYNE CORPORATION. If DEERE determines that STANADYNE CORPORATION is not globally competitive and therefore not in compliance with Section V, however, STANADYNE CORPORATION agrees to pass 100% of cost reductions realized to DEERE until such time as they are in compliance.

IX)      TOOLING/CAPITAL

    A) All tooling, jigs, fixtures and associated manufacturing equipment necessary for the successful production and testing of the Parts for which DEERE pays STANADYNE CORPORATION in full will remain the exclusive property of DEERE. STANADYNE CORPORATION assumes all liability for any loss, damage, and/or shortage for STANADYNE CORPORATION's failure to return such property, including equipment, to DEERE upon request. STANADYNE CORPORATION shall promptly notify DEERE of any such loss, damage and/or shortage. Such tooling items must be identifiable or labeled as "Property of Deere". Furthermore, all tooling owned by DEERE must be used exclusively for the manufacture of Parts for DEERE. STANADYNE CORPORATION will perform normal maintenance, at STANADYNE CORPORATION's expense, for the duration of this Agreement.

    B) Tooling developed for the production of the Parts will conform to DEERE's product development guidelines. It is expected that STANADYNE CORPORATION will exercise due care and judgment in the design, specification, and building, or supervision of building, of all tooling in such a way to maximize production efficiency and minimize cost. STANADYNE CORPORATION shall submit first piece inspection parts produced on the tooling in accordance with AIAG (Automotive Industry Action Group) Publication, Production Part Approval Process or other approved method, prior to DEERE making final payment for the tooling. DEERE will provide an approved purchase order before tooling production will begin. DEERE may, at its option; see detailed tooling documents, invoices, and/or tooling orders prior to issuing its approval for payment of tooling. If DEERE does not pay tooling costs, STANADYNE CORPORATION may choose to fully fund tooling, or tooling costs may be amortized as mutually agreed upon by both parties in writing. If STANADYNE CORPORATION pays for tooling and amortizes cost to DEERE, upon completion of amortization DEERE shall own the tooling. Such tooling shall be subject to the Master Bailment agreement attached at Appendix G if DEERE terminates the contract for breach before the completion of amortization, DEERE has the right to purchase tooling for the unamortized amount.

    C) Prices for new tools will have been negotiated between both parties before the time of the engineering release. STANADYNE CORPORATION will submit a Quote for all new tools.

X)       NEW BUSINESS

         DEERE shall negotiate with STANADYNE CORPORATION in good faith with regard to placing new production business for DEERE with STANADYNE CORPORATION if, in DEERE's opinion, STANADYNE CORPORATION is competitive in price, performance, program management, timing, delivery, reliability, technology, and quality with other manufacturers of any such Parts. Both DEERE and STANADYNE CORPORATION shall work together to develop target costs and establish the lowest possible cost of any new Parts. STANADYNE CORPORATION agrees to provide all price/cost submissions with full cost transparency throughout the iterative design process. The degree of detail will be negotiated between STANADYNE CORPORATION and DEERE. Tooling and production lead times shall also be specified in the quotation. Nothing in this Article shall be construed as an obligation on the part of DEERE to develop or purchase any parts other than those Parts covered by this Agreement. STANADYNE CORPORATION will submit a complete John Deere Part Quotation form for all new and newly quoted parts.




[**] Information redacted pursuant to request for confidential treatment.


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XI)      QUALITY AND WARRANTY

    A) STANADYNE CORPORATION agrees to maintain an acceptable quality system as defined by John Deere Standard G223, "Supplier Quality Manual". Poor quality performance on the part of STANADYNE CORPORATION can be grounds for the withdrawal of products specified in this Agreement as previously outlined in Article V.

    B) DEERE will notify STANADYNE CORPORATION of any discrepant material. STANADYNE CORPORATION will instruct DEERE to scrap, rework, or return rejected materials. STANADYNE CORPORATION will be billed for the inbound freight, return freight, rework charges and/or scrap charges and any handling charges that apply, as applicable based on STANADYNE CORPORATION's instructions. Prior to disposition, discrepant material will be available, for a reasonable time, for inspection and sorting by STANADYNE CORPORATION.

    C) The warranty for DEERE (and any participating DEERE AFFILIATE) is conveyed by Stanadyne's Standard Warranty terms as attached in attachment K. In the event of STANADYNE CORPORATION's Part failure due to a nonconformity that results in an extraordinarily high failure rate or that causes DEERE to issue an authorized field change or safety recall, STANADYNE CORPORATION will reimburse DEERE for reasonable administrative expenses mutually agreed on by both parties including, but not limited to, Parts Operations and Reliability and Quality expenses. Both parties agree and recognize that not all parts or product can be returned when requested. If the part cannot be returned, DEERE and STANADYNE will discuss in good faith the disposition and agree on settlement.

    D) If DEERE agrees to reimburse customer from Part failure due to defective material or workmanship beyond the standard warranty period in order to maintain good will and customer satisfaction, STANADYNE CORPORATION agrees to negotiate in good faith with DEERE regarding the reimbursement of DEERE for these expenses on a case-by-case basis.

XII)     TECHNICAL SUPPORT

    A) STANADYNE CORPORATION will provide at no additional cost to DEERE such design and design qualification assistance, manufacturing assistance, technical and field support as reasonably required by DEERE.

    B) Any designs, patents or other proprietary information relating to a product developed under this Agreement shall be owned by:

         1)  DEERE, if conceived by DEERE personnel;

         2) DEERE and STANADYNE CORPORATION jointly, if conceived by DEERE and STANADYNE CORPORATION personnel;

         3) STANADYNE CORPORATION, if conceived by STANADYNE CORPORATION personnel.

    C) Each company reserves the right to apply for patents for items for which that company has rightful ownership. Prior notification of intent to apply for such patents must be given to the other party. For items of co-ownership, DEERE and STANADYNE CORPORATION will apply for patents jointly.

    D) If DEERE design inspires other patented design changes that allow STANADYNE CORPORATION an opportunity to sell product to competitors, royalties will be negotiated.

XIII)    PACKAGING

    A) STANADYNE CORPORATION shall deliver all Parts in packaging that complies with DEERE's packaging specifications and other special packaging requirements. DEERE is responsible for conveying Part packaging specifications to STANADYNE CORPORATION.



[**] Information redacted pursuant to request for confidential treatment.


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    B)   Returnable Containers: If DEERE requires returnable containers, container and transportation costs therefore will be negotiated in good faith between DEERE and STANADYNE CORPORATION. If DEERE and STANADYNE CORPORATION agree that returnable containers were not available when STANADYNE CORPORATION needed to ship product and STANADYNE CORPORATION ships in disposable packaging, DEERE agrees to pay the additional cost of this packaging and additional labor as negotiated.

XIV)     SERVICE PARTS AVAILABILITY

    A) Upon termination or expiration of this Agreement, DEERE shall have the opportunity for a one-time buy of Parts by DEERE to fulfill such service and replacement requirements. DEERE and STANADYNE CORPORATION shall negotiate in good faith with respect thereto.

    B) STANADYNE CORPORATION will maintain the capability, including tool maintenance, to provide interchangeable parts and components for a period of no less than 15 years from the last date the production component is supplied to DEERE.

XV)      REIMBURSEMENT FOR NON-PERFORMANCE BY STANADYNE CORPORATION

    A) STANADYNE CORPORATION acknowledges that DEERE requires on-time delivery in order to operate its plants. The parties further acknowledge that the precise amount of damages which DEERE would sustain in the event STANADYNE CORPORATION were to fail to make timely or conforming deliveries of Parts would be difficult to determine. Therefore, the parties agree that STANADYNE CORPORATION shall be responsible for any and all damages resulting from STANADYNE CORPORATION's failure to make timely or conforming deliveries of Parts, including, but not limited to, mutually agreed upon costs DEERE incurs for the correction of Parts with quality problems and mutually agreed upon costs DEERE incurs in connection with DEERE's machining and/or assembly line downtime. STANADYNE CORPORATION will advise DEERE as soon as practical of any apparent imminent problem and the parties will mutually use their best efforts to avoid any actual machining and/or assembly line downtime. STANADYNE CORPORATION shall not be responsible for the above damages if such out-of-order (late) delivery or non-delivery results from a cause beyond STANADYNE CORPORATION's reasonable control without fault or negligence, provided that STANADYNE CORPORATION has informed DEERE as soon as practical of the problem, except that it is expressly understood that a failure by STANADYNE CORPORATION to perform resulting from a strike, lockout or labor difficulty of STANADYNE CORPORATION shall not be excused and STANADYNE CORPORATION shall treat DEERE as a preferred customer and as such DEERE schedules are to be given priority.

    B) STANADYNE CORPORATION shall not be responsible for assembly line downtime charges for delinquent delivery resulting from schedule changes by DEERE's unforeseen manufacturing difficulties.

    C) DEERE acknowledges the importance of providing quoted lead times to STANADYNE CORPORATION's ability to provide on time delivery. STANADYNE CORPORATION will not be held responsible for meeting delivery dates on firm orders placed inside quoted lead times. DEERE will advise STANADYNE CORPORATION as soon as possible of any potential order cancellations within quoted lead times. The parties will mutually use their best efforts to avoid building any unnecessary inventory. DEERE will be responsible for finished products and raw castings that have already been manufactured or purchased to meet previous commitments. In the event of a sudden part cancellation, DEERE will be responsible for finished and raw Parts for no more than three (3) months past the final scheduled shipment date.

    D) STANADYNE CORPORATION shall promptly notify DEERE in writing of any anticipated labor dispute or labor shortage or any other labor performance interruption, and STANADYNE CORPORATION shall arrange for advance deliveries or warehousing, at DEERE's option and at locations acceptable to DEERE, of a supply of Parts.


    E) STANADYNE CORPORATION agrees to use only freight carriers for finished product specified in writing by DEERE. DEERE must approve any other carriers used in writing prior to shipment. In emergency




[**] Information redacted pursuant to request for confidential treatment.


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         line down or flash order situations, STANADYNE CORPORATION has the authority to use alternate carriers to ensure timely shipment. Cost for alternate carriers are outlined in Item G of this Article.

    F) STANADYNE CORPORATION agrees to ship service Parts to DEERE normal distribution warehouse as required by DEERE's distribution network.

    G) Premium freight costs will be administered in accordance with lead-time parameters. If DEERE does not provide appropriate lead times, any premium charges will be the responsibility of DEERE. DEERE and STANADYNE CORPORATION will negotiate premium freight charges as required. If appropriate lead-time is given by DEERE and there are no special circumstances, which delay deliveries, STANADYNE CORPORATION will pay the premium portion of the freight.

XVI)     NAFTA

         If the Part qualifies for the North American Free Trade Agreement (NAFTA) preferences, STANADYNE CORPORATION will provide annually to DEERE, by the requested due date, an accurate and complete North American Free Trade Agreement (NAFTA) Certificate of Origin. The NAFTA Certificate of Origin must be completed in accordance with regulations published by the U.S. department of Treasury in the Federal Register on December 30, 1993, pages 69460 through 69565, and any amendments thereto and in accordance with instructions issued annually to the STANADYNE CORPORATION by DEERE.

XVII)    CONFIDENTIAL INFORMATION

    A) During this Agreement, each party may disclose to the other certain confidential information relating to the Part(s), the application of the Part(s) by DEERE, and business information and marketing plans of either party. Any such information that is marked or otherwise clearly identified at the time of disclosure as "confidential" or "proprietary" shall be considered as Confidential Information for purposes of this Agreement, provided that, if the information is disclosed orally, a writing identified as "confidential" or "proprietary" and summarizing the Confidential Information will be provided within thirty (30) days after disclosure. During the term of this Agreement and for a period of five (5) years after the expiration or termination of this Agreement, the receiving party will use its best efforts to prevent the disclosure of such Confidential Information to third parties and will not use such Confidential Information for any purpose other than to effectuate the provisions of this Agreement. "Best Efforts" with respect to any Confidential Information means at least that degree of care normally used by the receiving party to prevent disclosure to others of its own confidential information of similar importance, but in no case less than a reasonable degree of care. Notwithstanding the foregoing, STANADYNE CORPORATION and DEERE agree that Confidential Information shall not include any information which: (a) is or becomes publicly known through no wrongful act on the receiving party's part; or (b) is, at the time of disclosure under this Agreement, already known to the receiving party without restriction on disclosure; or (c) is, or subsequently becomes, rightfully and without breach of this Agreement, in the receiving party's possession without any obligation restricting disclosure; or (d) is independently developed by the receiving party without reference to or use of the Confidential information; or (e) disclosed pursuant to an order of any governmental or judicial authority, after prior notice to the disclosing party respecting such order, and affording the disclosing party reasonable cooperation respecting any objections by the disclosing party to the request for disclosure, including a reasonable opportunity for the disclosing party to obtain a protective order in respect of the Confidential Information at the expense of the disclosing party.

    B) Upon request of the disclosing party at any time, the recipient agrees to return to the disclosing party or destroy all materials in its possession or control which contain Confidential Information of the disclosing party, including, without limitation, documents, drawings, CAD drawings, computer media, models, prototypes, sketches, designs, and lists furnished by the disclosing party or accessed by the recipient, including copies thereof made by the recipient, and to delete from its computers any software, data files, or CAD files containing Confidential Information furnished by the disclosing party. If materials are destroyed, an officer of the recipient shall identify such materials to the disclosing party and certify that their destruction has been completed. Notwithstanding the foregoing, each party shall be entitled to maintain one archival copy of the Confidential Information within its Law Department or at the office of its General Counsel, such archival copy to be used solely in connection with resolving claims or disputes between the parties relating to this Agreement.



[**] Information redacted pursuant to request for confidential treatment.



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    C)   This Article, Confidential Information, shall survive the termination or expiration of this Agreement.

XVIII)   PATENT, COPYRIGHT AND TRADE SECRET INDEMNITY

         STANADYNE CORPORATION agrees to defend, at its expense, any claim or suit against DEERE, its officers, directors, employees, agents, successors assigns, and customers, based on an assertion or claim that a Part(s) furnished by STANADYNE CORPORATION to DEERE hereunder or the use or sale by DEERE or its customers in the manner contemplated by this Agreement infringes any patent or copyright or is a wrongful use of third-party trade secret or proprietary information, and further agrees to indemnify and hold DEERE harmless from any cost and expenses, including attorneys' fees, settlements associated with said claim or suit, or any damages, including attorney's fees or costs, finally awarded in any such suit, provided that STANADYNE CORPORATION's request and expense, is given control of the defense to such claim or suit and all reasonable assistance for the defense of same. If the use or sale of a Part(s) furnished hereunder is enjoined as a result of such suit, STANADYNE CORPORATION, at its option and at no expense to DEERE, shall obtain for DEERE and its customers the right to use and sell the Part(s) or shall substitute an equivalent Part(s) acceptable to DEERE and extend this indemnity thereto. This indemnity does not extend to any claim or suit based on any infringement of a patent by the combination of Part(s) furnished by STANADYNE CORPORATION with other components added thereto by DEERE, except when the Part(s) is a material part of the invention of an asserted patent and the components furnished by DEERE to complete the claimed combination, such as an engine, sensor, or vehicle frame, are not novel. This indemnity does not extend to any infringement or alleged infringement arising solely out of STANADYNE CORPORATION's compliance with DEERE-required specifications, designs, or instructions that (i) are created solely by DEERE and (ii) are thereafter furnished to STANADYNE CORPORATION in writing.

XIX)     INSURANCE

         You agree to procure and maintain from insurers with a current A.M. Best's rating of A- with a financial size of no less than Class VIII PRODUCT LIABILITY insurance in the forms and amounts of coverage set forth HEREIN.

         You agree to include specifically:

                  "Deere & Company, all wholly-owned subsidiaries of Deere & Company, and all of the following entities where Deere and Company has ownership of 50% or greater limited corporations, joint ventures, partnerships, or other entities directly or indirectly controlled by Deere & Company or one of its wholly-owned subsidiaries"

         as "ADDITIONAL INSURED" under A POLICY OR POLICIES OF PRODUCT LIABILITY INSURANCE PROVIDING [**] LIMITS OF LIABILITY FOR EACH OCCURRENCE AND IN THE AGGREGATE FOR INJURY, LOSS OF DAMAGE OF ANY KIND CLAIMED BY A THIRD PARTY CAUSED BY OR ARISING FROM OR ALLEGED TO HAVE BEEN CAUSED BY PARTS PROVIDED BY STANADYNE CORPORATION UNDER THIS AGREEMENT.

         You also agree that:

         - All deductibles or self-insured retentions are your sole responsibility

         - POLICY OR POLICIES OF INSURANCE SHALL HAVE A WORLD WIDE TERRITORY, PROVIDING COVERAGE FOR ACCIDENTS WHICH HAPPEN, CLAIMS MADE, OR LITIGATION FILED ANYWHERE IN THE WORLD.

         -    Each policy will contain a "severability of interests" clause;

         - All certificates will include a clause obligating the insurer(s) to give us not less than 30 days prior written notice of any material change in, cancellation of, or intent not to renew the in-


[**] Information redacted pursuant to request for confidential treatment.

              surance (this should be sent to the person designated in the "Notices" Section unless we designate someone else);


         - These insurance requirements will remain in full force and effect [**] after the term of this Agreement ends (this obligation to survive termination, expiration or cancellation of this Agreement) ; and

         - You will provide to us promptly after the Effective Date, and upon renewal of your insurance coverage, acceptable certificates of insurance as evidence of the specified forms, endorsements, and amount of insurance as detailed above are in force (this should be sent to the person designated in the "Notices" Section unless we designate someone else).

         The insurance obligations imposed by this Section are separate and distinct from any indemnification of obligations imposed by this Agreement. You agree that your carrying insurance as required in this Agreement shall in no way be interpreted as relieving you of any indemnification obligation in this Agreement.

XX)      TERMINATION

    A) Any termination or expiration of all or part of this Agreement shall not relieve either party of obligations incurred pursuant to and during the term of this Agreement, including but not limited to the warranty provisions set forth in Article IX hereof, the indemnification provisions set forth in Article XVIII hereof, and the "Confidential Information" provisions set forth in Article XVII hereof.

    B) Termination for Default: At any time during the term of this Agreement should either party default in performing any of its material obligations hereunder, the other party may give written notice of default giving the full details thereof. If the defaulting party fails within thirty (30) days of the receipt of written notice of default to cure the default, then the non-defaulting party shall have the right to terminate this Agreement with regard to the particular Part materially affected by the default, or if the default materially affects all Parts, the non-defaulting party shall have the right to terminate this Agreement in its entirety. The non-defaulting party shall give the other party thirty (30) days written notice from the determination of the failure to cure the default, whereupon the termination shall be effective.

    C) Termination for Insolvency: If either party is adjudicated as bankrupt or files a voluntary petition in bankruptcy, then, in accordance with applicable law, the other party shall have the right to terminate this Agreement by giving such financially distressed party thirty (30) days written notice, whereupon this Agreement shall automatically terminate.

    D) Termination for Quality: DEERE may terminate this Agreement with regard to Parts if quality is inadequate in accordance with the terms of
         Article XI hereof.

    E) Termination for Failure to Remain Competitive: DEERE may terminate this Agreement with regard to non-competitive Part in accordance with the terms of Article V hereof.

    F) If Force Majeure delays delivery of Parts past thirty (30) days, DEERE may terminate this Agreement in whole or in part without penalty upon written notice to STANADYNE CORPORATION.

    G) In the event this agreement is terminated by DEERE for convenience, the cost associated with such termination will not exceed the following levels unless authorized by DEERE:

         1) DEERE agrees to pay for a maximum of four (4) months of total inventory based on DEERE's latest forecast. Finished Parts and work in process will not exceed a total of three (3) months of the four months. DEERE agrees to pay the cost of work performed. For the remaining inventory DEERE agrees to pay the actual cost of raw material.

    H) In the event this Agreement is terminated by STANADYNE CORPORATION with cause or for its convenience after the Parts are in production, STANADYNE CORPORATION shall give DEERE one hun-



[**] Information redacted pursuant to request for confidential treatment.

         dred eighty (180) days written notice, and STANADYNE CORPORATION shall be solely responsible for the liquidation of all raw materials and components.

XXI)     MISCELLANEOUS

    A) Failure, delay, or forbearance of either party to insist on strict performance of the terms and provisions of this Agreement or to exercise any right or remedy, shall not be construed as a waiver thereof. Express waiver in one or more instances shall not waive subsequent strict performance.

    C) Inaction by Deere for failure to notify Stanadyne of any means of breach does not exemplify the breach.

    D) Each of the parties hereto is acting as an independent contractor, and this Agreement shall not be interpreted as creating a partnership, joint venture, or the relationship of principal and agent between the parties.

    E) The captions contained in this Agreement are for conveniences only and shall not affect the construction or interpretation of any provisions of this Agreement.

    F) All notices required or sent under this Agreement shall be considered properly served if the following steps are taken. Notices must be sent to the person(s) at the address(es) listed on the page two. (If more than one Deere corporation or SBU is listed on the first page, you need notify only the facility receiving the goods and/or services discussed in the Notice.) Notices must be sent by: (I) hand delivery with written acknowledgement of receipt; (ii) facsimile with a follow up copy sent by registered U.S. mail, return receipt requested; or (iii) registered U.S. mail, return receipt requested. Notices sent in this manner shall be effective upon actual receipt, except notices sent by registered U.S. mail only shall be effective five business days after the postmark. Any party may, at any time, change its address for notices by giving the other party (ies) a notice as outlined above.

XXII)    GOVERNING LAW AND ARBITRATION

    A) Binding Effect, Assignment. The rights and obligations in this Agreement are binding upon the parties and their successors and assigns, and are not assignable by either party without the prior written consent of the other party. Any assignment without such consent shall have no effect. No assignment shall relieve the assigning party of its obligations under this Agreement.

    B) Choice of Law. This Agreement shall be governed by the internal laws of the State of Illinois, without regard to conflict of law rules or provisions thereof. The application of the United Nations Convention on Contracts for the International Sale of Goods is hereby specifically excluded from this agreement.

    C) Severability. If any provision of this Agreement is, becomes, or is deemed invalid, illegal, or unenforceable by a competent court in any jurisdiction, or is stricken or materially amended by the action of any competent authority, including but not limited to the governments of the United States of America, Mexico and Canada, and such action has become final, such provision will be deemed amended, for such jurisdiction only, to the extent necessary to conform to applicable laws, and in a manner which preserves to the maximum extent possible the original objectives of this Agreement, so as to be valid and enforceable therein without invalidating the remaining provisions hereof and without affecting the validity or enforceability of such provision in any other jurisdiction.

    D) No Waiver. The failure of either party to enforce any provision of this Agreement, or to exercise any right or to prosecute any default, shall neither be considered a waiver of that provision or right nor bar prosecution of that default.

    E) Construction. The parties arrived at the terms and conditions in this Agreement after mutual negotiation. The parties intend, therefore, that these terms and conditions not be construed against any party merely because they were prepared by one of the parties.




[**] Information redacted pursuant to request for confidential treatment.

    F) Limitation of Damages. Except as expressly stated in this Agreement, no remedy provided herein shall be deemed exclusive of any other remedy allowed by law, and there shall be no limitations on any damages that are allowed by law.

    G)   Resolution of Disputes.

         1) The parties shall attempt in good faith to resolve any controversy, claim or dispute of whatever nature arising out of or relating to this Agreement or the breach, termination, enforceability or validity thereof (a "DISPUTE") promptly by negotiation between executives or managers who have authority to settle the DISPUTE, and who are at a higher level of management than the persons who have direct responsibility for the administration of this Agreement.

         2) Arbitration. Any DISPUTE, controversy or claim arising out of or in connection with this Agreement, or the breach, termination or validity thereof, which cannot be amicably resolved by the parties within thirty (30) days after the receipt by one party of written notice from the other party that such a controversy or claim exists shall be settled by final and binding arbitration conducted in the English Language in Chicago, Illinois in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce by three arbitrators appointed in accordance with said Rules. Relevant documents in other languages shall be translated into English if the arbitrators so direct. In arriving at their award, the arbitrators shall make every effort to find a solution to the dispute in the provisions of the Agreement and shall give full effect to all the parties thereof.

         3) Discovery. The parties agree that after either has fielded a Notice of Demand for arbitration of any dispute subject to arbitration under this Agreement, they shall, upon request, make discovery and disclosure of all materials relevant to the subject of the dispute. The arbitrators shall make the final determination as to any discovery disputes between the parties. Examination of witnesses by the parties and by the arbitrators shall be permitted. A written transcript of the hearing shall be made and furnished to the parties. The cost of this transcript shall be borne equally by the parties.

         4) Arbitration Award. The arbitrators shall state the reasons upon which the award is based. The parties agree that the award of the arbitral tribunal (the "Arbitration Award") shall be: (a) conclusive, final, and binding upon the parties; and (b) the sole and exclusive remedy between the parties regarding any and all claims and counterclaims presented to the arbitral tribunal.

         5) Waiver and Enforceability of Arbitration. The parties further agree:
            (a) that their mutual decision to resolve their disputes by arbitration as provided in this Agreement is an explicit waiver of immunity against enforcement and execution of the Arbitration Award and any judgement thereon; and (b) that the Arbitration Award and any judgement thereon, if unsatisfied, may be entered in and shall be enforceable by the courts of any nation having jurisdiction over the person or property of the party against whom the Arbitration Award has been rendered.

         6) Amount, Interest, and Expenses. The Arbitration Award shall be made and shall be payable in U.S. Dollars only, free of any tax or any other deduction. The Arbitration Award shall include interest, at a rate determined as appropriate by the arbitrators, from the date of any breach or other violation of this Agreement to the date when the Arbitration Award is paid in full. The Arbitration Award shall also include the fixing of the expense of the arbitration and the assessment of the same as is appropriate in the opinion of the arbitrators, against one or both parties hereto. Each party shall otherwise bear its cost for its respective legal fees, witnesses, depositions, and other out-of-pocket expenses incurred in the course of the arbitration.

         7) Enforcement Expenses. In the event either party to the Agreement commences legal proceedings to enforce the Arbitration Award, the expense of such proceedings (including reasonable attorneys' fees and costs of court) shall be borne by the Party not prevailing therein.

         8) Validity. The Validity of this Item G of Article XXI shall be governed by the United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards (done at New York, June 10,
            1958), to which the United States of America and Mexico are both parties.



[**] Information redacted pursuant to request for confidential treatment.

    H) Compliance with Applicable Laws. The parties shall at all times conduct their activities hereunder in compliance with all applicable laws, rules, and regulations of the United States of America and Mexico.



   AUTHORIZATION FOR AGREEMENT

   IN WITNESS WHEREOF, THE PARTIES HAVE EXECUTED THIS AGREEMENT BY THEIR AUTHORIZED REPRESENTATIVES, AS OF THE DATE INDICATED BELOW EACH SIGNATURE.

        /s/ William D. Gurley                    /s/ Craig C. Jenson
     ---------------------------           ------------------------------
        STANADYNE CORPORATION                      Craig C. Jenson
                                              Global Commodity Manager

                                                 /s/ Philip A. Mulvey
                                           ------------------------------
                                                   Philip A. Mulvey
                                              Director Supply Management

                                                 DEERE AND COMPANY,
                                                    acting through
                                               JOHN DEERE ENGINE WORKS

Dated:  December 14, 2001                      Dated:  December 11, 2001
      ----------------------                          -------------------



[**] Information redacted pursuant to request for confidential treatment.

                            Master Bailment Agreement

This Master Bailment Agreement ("AGREEMENT") is entered into as of the _____ day of _____________________, ____ (the "EFFECTIVE DATE") by and between:

"YOU" (SUPPLIER):                 AND  "US"  (DEERE), LISTED BY CORPORATION AND,
                                       AS APPLICABLE, STRATEGIC BUSINESS
                                       UNIT ("SBU"):
NAME OF SUPPLIER:

                                       CORPORATION:
ADDRESS:                               SBU(s) (IF APPLICABLE):
                                       ADDRESS:

ATTENTION (NAME AND TITLE):            ATTENTION (NAME AND TITLE):

TELEPHONE:                             TELEPHONE:
FAX:                                   FAX:

                                       (IF ONE OR MORE SBUS
                                       ARE LISTED WITH A
                                       CORPORATION, THIS
                                       AGREEMENT APPLIES ONLY
                                       TO THE SBU(s) LISTED
                                       AND NOT TO THAT
                                       CORPORATION'S OTHER
                                       SBUs.)

1. DEFINITION OF "PROPERTY"

For purposes of this Agreement, the term "PROPERTY" means any item(s) of tangible property (including, without limitation, tooling, dies, jigs, machinery, equipment, goods, parts, components, assemblies, products, raw materials, scrap materials and other materials) that we own and entrust to you under this Agreement, including, without limitation: (i) the items listed in ATTACHMENT A to this Agreement (which may be revised from time to time); (ii) items that we deliver (or arrange to be delivered) to your premises after the Effective Date; and (iii) items that we pay for per an invoice after the Effective Date.

2. BAILMENT

We agree you can possess and use the Property subject to the terms and conditions in this Agreement.

3. TERM

This Agreement shall remain in effect for as long as any item of Property is in your possession. This Agreement can be terminated in writing by mutual agreement of all parties.

4. OWNERSHIP

You acknowledge that we have title to, and ownership in, the Property, and that your use and possession of it is by virtue of this Agreement. You agree not to:
(i) do anything that is inconsistent with our ownership in the Property; (ii) sell, assign, mortgage, pledge, grant a security interest in, or otherwise encumber the Property, or permit it to be subject to any lien or other legal process; (iii) claim any lien on or against the Property that may be available to you under applicable law; or (iv) loan, rent or exchange any Property, permit other parties to use or possess any Property, or transfer any Property to another location without our prior written approval. You agree, at our request, to execute (and permit us to file) a Uniform Commercial Code financing statement describing the Property and confirming our ownership of it and rights to it.

5. SECURITY INTEREST

In the event a court of competent jurisdiction determines we have not retained ownership of any item(s) of Property, you hereby agree to be deemed to have granted us a security interest giving us all the rights of a secured creditor as to such item(s) under the Uniform Commercial Code as in effect in that jurisdiction.

6. USE OF THE PROPERTY


[**] Information redacted pursuant to request for confidential treatment.

You agree to use the Property for the sole purpose of performing your contractual obligations to us. You agree not to use it for any other purpose (including, without limitation, producing or manufacturing goods for sale to a third party) without our express written approval, which approval we may grant or withhold in our sole and absolute discretion.

7. MAINTENANCE

You agree to keep operational Property (machinery, equipment, tooling, etc.) at your premises in good and efficient working order during its normal life by performing normal maintenance and repairs at your expense. You agree to follow the specifications and recommended procedures contained in the manufacturer's operator's manuals, guides and schedules (if any) provided with such Property. If we specify or approve certain repair parts, you agree to use only those parts. You agree to notify us promptly in writing if an item of such Property requires replacement or major repair, and to obtain our prior written approval before undertaking any replacement or major repair. We agree to pay for approved replacements and major repairs; however, you agree to pay for replacements and major repairs made necessary by your failure to perform normal maintenance and repairs.

8. MARKING

At our request, you agree to stamp, tag or otherwise mark the Property with our name and/or logo as indicia of our ownership. You agree not to remove these indicia of ownership. You agree to segregate and store inventory Property (goods, parts, raw materials, etc.) in a specifically designated area at your premises except for when you are using such Property to perform contractual obligations to us.

9. ACCESS

You agree that we can enter your premises during normal business hours for purposes of inspecting and inventorying the Property.

10. RETURN OF PROPERTY

We may at any time for any reason demand your return of any or all items of Property upon giving oral or written notice to you. Promptly after receiving such a demand, you agree to ready the items for removal from your premises. We agree to bear the cost of removal and relocation. You agree we can enter your premises during normal business hours for the purpose of coordinating these activities, and agree to cooperate fully with us in this regard. We agree to take reasonable steps to ensure that these activities do not interfere with your normal business operations. You agree that any claims you might have relating to the parties' underlying contract(s) for goods or services are separate from our right to retrieve Property under this Agreement. You hereby waive any possessory or lien rights to the Property.

11. WAIVER OF AUTOMATIC STAY

You agree that in the event a bankruptcy petition under the Bankruptcy Code is filed by or against you at any time after the Effective Date, we will be entitled (upon the filing of an appropriate motion) to the immediate entry of an order from the Bankruptcy Court granting us complete relief from the automatic stay imposed under the Bankruptcy Code to permit us to exercise our right to remove Property from your facility. You hereby consent and agree that: (i) upon our filing such a motion, we shall be entitled to relief from the automatic stay without the necessity of a hearing and without having to prove the value of the Property, the lack of adequate protection of our interest in the Property or the lack of your equity in the Property; (ii) the lifting of the automatic stay shall be deemed to be "for cause"; and (iii) you will not directly or indirectly oppose or otherwise defend against our efforts to gain relief from the automatic stay. The remedies in this Section are not intended to preclude you from filing for protection under any chapter of the Bankruptcy Code. These remedies are not exclusive and shall not limit our rights under this Agreement or under any applicable law.

12. RISK OF LOSS; INSURANCE

You agree to bear the risk of loss of Property at your premises, although we agree you are not responsible for ordinary wear and tear. You agree to maintain insurance in commercially reasonable forms and amounts and (at our


[**] Information redacted pursuant to request for confidential treatment.

request) to have us named as an "additional insured". You also agree to provide at our request documentation that evidences your compliance with these obligations.

13. DISCLAIMER; LIABILITY LIMITATION

EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT, WE MAKE NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. We make the foregoing disclaimer and limitation of liability on our behalf and the behalf of all third parties. In no event shall we be liable to you or any third party for, nor shall the measure of damages include, any amounts for loss of income, profit or savings, or indirect, special, incidental, consequential, exemplary or punitive damages for any reason and upon any cause of action, whether sounding in tort, contract or any other legal theory, even if we have been advised of the possibility of such damages, in connection with your use of the Property.

14. INDEMNIFICATION

You agree to protect, defend, hold harmless and indemnify us and our officers, directors, employees, agents, successors and assigns, from and against all demands, claims, suits, allegations, judgments, liability and expense of any nature whatsoever (including reasonable attorneys' and expert witness fees) arising out of, or incurred in connection with, your possession, use, repair or maintenance of the Property, except to the extent such claim arose solely from:
(i) our breach of this Agreement; (ii) grossly negligent or intentional acts or omissions on our part; or (iii) our failure to approve a replacement or major repair after you identified a need for it per the "MAINTENANCE" Section of this Agreement.

15. OTHER PROVISIONS

COUNTERPARTS. The original signature of each party need not be on the same signature page(s). This Agreement is binding when each party has provided an original signed Agreement (a counterpart) to the other party(ies). A facsimile of a signature shall be effective as an original signature.

ENTIRE AGREEMENT. This Agreement is the entire understanding and agreement between the parties as to its subject matter, and completely overrides (supercedes) all previous understandings, agreements, communications and representations, whether written or oral. While business forms (such as purchase orders and acknowledgment forms) may be used for administrative convenience, the boilerplate (standard terms and conditions) on those forms do not form any part of this Agreement, except to the extent this Agreement expressly provides otherwise.

AMENDMENT. Changes to this Agreement must be in writing and signed by the parties.

ASSIGNMENT. You agree not to assign any rights, delegate any duties or subcontract any work under this Agreement without our prior written consent (which consent we may grant or withhold in our sole and absolute discretion), and that any attempt to do so shall be void and have no effect.

NOTICES. All notices required or sent under this Agreement shall be considered properly served if the following steps are taken. Notices must be sent to the person(s) at the address(es) listed on the first page. (If more than one Deere corporation or SBU is listed on the first page, you need notify only the owner(s) of the items of Property discussed in the Notice.) Notices must be sent by: (i) hand delivery with written acknowledgement of receipt; (ii) facsimile with a follow up copy sent by registered U.S. mail, return receipt requested; or
(iii) registered U.S. mail, return receipt requested. Notices sent in this manner shall be effective upon actual receipt, except notices sent by registered U.S. mail only shall be effective five business days after the postmark. Any party may, at any time, change its address for notices by giving the other party(ies) a notice as outlined above.

GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the state where the Property is located, without regard to that state's rules



[**] Information redacted pursuant to request for confidential treatment.

concerning conflict of laws. IT IS ALSO AGREED THAT IN ANY LEGAL PROCEEDING THAT INVOLVES A DISPUTE, A JUDGE (RATHER THAN A JURY) WILL DECIDE THE DISPUTE.

REMEDIES. The parties agree that no remedy in this Agreement is exclusive of any other remedy allowed by law, and the assertion of any right or remedy shall not preclude the assertion of other rights or remedies.

NO WAIVER. The failure of a party to enforce a provision, exercise a right or pursue a default of this Agreement shall not be considered a waiver. The express waiver of a provision shall be effective only in the specific instance, and as to the specific purpose, for which it was given.

SEVERABILITY. Any provision of this Agreement that is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating or affecting the remaining provisions.

CAPTIONS. The captions contained in this Agreement are for convenience only and shall not affect the construction or interpretation of any provisions of this Agreement.

CONSTRUCTION. The parties arrived at the provisions in this Agreement after negotiation. If anything in this Agreement proves to be unclear or capable of being interpreted in different ways, the disputed term or condition shall not be construed against one party merely because it was drafted by that party.

SURVIVAL. This "OTHER PROVISIONS" Section shall survive termination, cancellation or expiration of this Agreement.

16. SIGNATURES

THIS AGREEMENT HAS BEEN SIGNED BY THE PARTIES OR THEIR DULY AUTHORIZED REPRESENTATIVES TO BECOME EFFECTIVE AS OF THE DATE REFERENCED ON THE FIRST PAGE.



[**] Information redacted pursuant to request for confidential treatment.

YOUR SIGNATURE(S):                              OUR SIGNATURE(S):


    /s/ William D. Gurley                           /s/ Craig C. Jensen
---------------------------------               --------------------------------
BY:   William D. Gurley                         BY:   Craig C. Jensen
    -----------------------------                   ----------------------------
PRINTED/TYPED NAME:                             PRINTED/TYPED NAME:

TITLE:  President & CEO                         TITLE:  Global Commodity Manager

DATE:   December 14, 2001                       DATE:    December 13, 2001







[**] Information redacted pursuant to request for confidential treatment.

                    MASTER BAILMENT AGREEMENT - ATTACHMENT A

                 (LIST OF "PROPERTY" CURRENT AS OF ____________)




[**] Information redacted pursuant to request for confidential treatment.

Attachment "A"



                        STANADYNE FUEL FILTER PRICE LIST

                                   JOHN DEERE
                           Effective October 31, 2001




DEERE P/N           SAC #        DESCRIPTION                      OE        OES
--------------------------------------------------------------------------------
[**]                [**]         [**]                            [**]       [**]


Notes

1.   All prices are in US $.
2.   [**]
3.   [**]
4.   Some service part numbers are unique to Saran.
5.   Not all part numbers are supplied to all plants





[**] 3 pages of information redacted pursuant to request for confidential treatment.

                            OE PUMP PRICE LIST NORTH AMERICA

Attachment "B"                                                       10/31/01
                                                                     CURRENT
DEERE P/N                 SAC P/N            DESCRIPTION              PRICE
--------------------------------------------------------------------------------
[**]                      [**]           [**][**]                         [**]










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     treatment.

                            OE PUMP PRICE LIST SARAN

Attachment "C"                                                     10/31/01
                                                                    CURRENT
DEERE P/N              SAC P/N       TYPE     DESCRIPTION            PRICE
--------------------------------------------------------------------------------
[**]                   [**]          [**]     [**]                        [**]










[**] 8 pages of information redacted pursuant to request for confidential treatment.

                        OES PUMP PRICE LIST NORTH AMERICA

Attachment "D"                                                      10/31/01
                                                                    CURRENT
DEERE P/N              SAC P/N       TYPE     DESCRIPTION            PRICE
--------------------------------------------------------------------------------
[**]                   [**]          [**]     [**]                        [**]















[**] 11 pages of information redacted pursuant to request for confidential treatment.

                            OES PUMP PRICE LIST SARAN


Attachment "E"                                                     10/31/01
                                                                    CURRENT
DEERE P/N              SAC P/N       TYPE     DESCRIPTION            PRICE
--------------------------------------------------------------------------------
[**]                   [**]          [**]     [**]                        [**]













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     treatment.

Attachment "F"


                       PENCIL INJECTOR PRICE LIST - SARAN
                             EFFECTIVE DATE 10/31/01

                                PRICING SCHEDULE*

                             Deere                    SAC               Current
                             P/N                      P/N               Price
--------------------------------------------------------------------------------
OE                           [**]                     [**]              [**]
--------------------------------------------------------------------------------
SERVICE                      [**]                     [**]              [**]
--------------------------------------------------------------------------------

[**]





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                                      -1-

Attachment "G"



                   PENCIL INJECTOR PRICE LIST - NORTH AMERICA
                               EFFECTIVE 10/31/01

                                PRICING SCHEDULE*

                             Deere                    SAC               Current
                             P/N                      P/N               Price
--------------------------------------------------------------------------------
OE                           [**]                     [**]              [**]
--------------------------------------------------------------------------------
SERVICE                      [**]                     [**]              [**]
--------------------------------------------------------------------------------

[**]





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                                      -1-

Attachment "H"



EXCHANGE RATE PROPOSAL

The purpose of this proposal is to protect both parties to the Long Term Supply Agreement from the fluctuations in the exchange rate of the Euro to the U.S. Dollar. The intent is to have a single price to Deere for each item that Stanadyne supplies.

Definitions:

1. MA - The Monthly Exchange Rate as published on the first business day of each month in the U.S. edition of The Wall Street Journal in the "Key Currency Cross Rates".

2. SMA - The Six Month Average of six consecutive monthly exchanges rounded to four decimal places. The February SMA will include MA's from September, October, November, December, January, and February. The August SMA will include MA's from March through August.

3. BR - Base Rate is the determined value of the U.S. Dollar in Euro. The Base Rate for this Agreement is set at [**] EURO/$1.00.

4. AR  -  The Adjusted Rate of Exchange used to modify the invoiced price.

Administration:
The SMA will be reviewed semiannually in the first week of February and the first week of August to allow time for administration. Any adjustment in the invoiced price due to a change in the Exchange Rate will begin with shipments made during the month following the reviews (i.e., 01March and 01September. The first review will take place in February 2002.) The base rate will be reviewed annually and adjusted if both parties mutually agree to the proposed adjustment. Stanadyne will administer this calculation and present to Deere for review and approval.

Procedure:
To determine if a currency adjustment is to be made as a result of the Exchange Rate fluctuation, a comparison of the SMA versus the BR will be made. If the SMA deviates from the BR in excess of 5% (LESS THAN [**] EURO/$ OR MORE THAN [**] EURO/$), then an adjustment will be made. When a change is triggered, the change will show a 50/50 sharing of the adjustment.

The formula for the adjusted Exchange Rate is: AR = (BR + SMA)/2

Every adjustment will begin with a Base Rate of [**] EURO TO THE U.S. DOLLAR. The adjustment is not calculated on a cumulative basis from period to period.

Example 1:

Assume SMA = [**] Euro              BR = [**] Euro                   Window of +/- 10%

Since [**] < [**] < [**]                                             No adjustment would be made

Example 2:

Assume SMA = [**] Euro              BR = [**] Euro                   Window of +/- 10%

Since SMA > [**]                                                     An adjustment is made

Adjusted Exchange Rate =            ([**] + [**]) / 2 =              [**] Euro/$

Price would change as follows:

Current Price =                     $200.00 x [**] Euro/$ =          [**] Euro
New Price =                         [**] Euro/ [**] Euro/$ =         [**] USD
Savings =                                                            [**]





[**] Information redacted pursuant to request for confidential treatment.

Attachment "J"


[JOHN DEERE LOGO]                                        [JOHN DEERE LETTERHEAD]





25 October 2001

Stanadyne Corporation
92 Deerfield Rd.
Windsor, CT  06095-4209

To Whom It May Concern:

[**]

Sincerely,


Craig Jensen
Global Commodity Manager





[**] Information redacted pursuant to request for confidential treatment.

Attachment "K"

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PUBLICATIONS            [STANADYNE LOGO]                   PAGE NO.
SUPERSEDED            SERVICE POLICIES AND                            5.0
                       PROCEDURES MANUAL
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                                                           REVISION NO.
                                                                      5.0
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                                                           EFFECTIVE DATE
                                                                     2/01
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SUBJECT                                                    SECTION NO.
 WARRANTY AND WARRANTY CLAIMS ADMINISTRATION                          4.0
--------------------------------------------------------------------------------




         4.2      STANDARD (LIMITED) WARRANTY

                                LIMITED WARRANTY

                  In most cases, Stanadyne has specific warranty coverage for its OEM customers, as noted in the following sections. Stanadyne also designates certain products as non-serviceable (which are sold AS IS and without any warranty), and it publishes specific warranties relating to particular products. All of these specific terms take precedence over this Standard (Limited) Warranty when provided.

                  Stanadyne warrants to the original end user/purchaser that diesel fuel systems products sold by Stanadyne will be free from defects in material and workmanship according to the schedule and conditions below:

                                    SCHEDULE

APPLICATION                                       WARRANTY PERIOD                 TERMS OF WARRANTY
Agricultural                       12 Months or 1,500 Hours, whichever occurs         Repair or
                                   first                                              Replacement
Automotive                         12 Months or 12,000 Miles, (20,000 km),            Repair or
                                   whichever occurs first                             Replacement
Construction, Industrial           12 Months or 2,000 Hours, whichever occurs         Repair or
Power Units,                       first                                              Replacement
Generator Sets

Marine                             12 Months or 1,000 Hours, whichever occurs         Repair or
                                   first                                              Replacement

Repair Parts                       12 Months or 12,000 Miles (20,000 km), or          Repair or
and Units                          500 Hours, whichever occurs first, or              Replacement
                                   Remainder of Applicable Stanadyne OEM
                                   Warranty period, whichever is longer
Remanufactured                     12 Months, 12,000 Miles (20,000 km), or            Repair or
Pencil Nozzles                     500 Hours, whichever occurs first, or              Replacement
                                   Remainder of Applicable Stanadyne OEM
                                   Warranty period, whichever is longer



CONFIDENTIAL: REPRODUCTION OR DISCLOSURE WITHOUT STANADYNE'S PRIOR WRITTEN CONSENT IS PROHIBITED. COPYRIGHT 1996, 2001 STANADYNE AUTOMOTIVE CORP.

Attachment "K"

--------------------------------------------------------------------------------
PUBLICATIONS            [STANADYNE LOGO]                   PAGE NO.
SUPERSEDED            SERVICE POLICIES AND                            6.0
                       PROCEDURES MANUAL
--------------------------------------------------------------------------------
                                                           REVISION NO.
                                                                      5.0
--------------------------------------------------------------------------------
                                                           EFFECTIVE DATE
                                                                     2/01
--------------------------------------------------------------------------------
SUBJECT                                                    SECTION NO.
 WARRANTY AND WARRANTY CLAIMS ADMINISTRATION                          4.0
--------------------------------------------------------------------------------


Rental Machine       Unlimited Months/2,000 Hours, Dealer must       Repair or
                     note on claim that machine is in Rental         Replacement
                     Coverage




CONFIDENTIAL: REPRODUCTION OR DISCLOSURE WITHOUT STANADYNE'S PRIOR WRITTEN CONSENT IS PROHIBITED. COPYRIGHT 1996, 2001 STANADYNE AUTOMOTIVE CORP.

Attachment "K"

--------------------------------------------------------------------------------
PUBLICATIONS            [STANADYNE LOGO]                   PAGE NO.
SUPERSEDED            SERVICE POLICIES AND                            7.0
                       PROCEDURES MANUAL
--------------------------------------------------------------------------------
                                                           REVISION NO.
                                                                      5.0
--------------------------------------------------------------------------------
                                                           EFFECTIVE DATE
                                                                     2/01
--------------------------------------------------------------------------------
SUBJECT                                                    SECTION NO.
 WARRANTY AND WARRANTY CLAIMS ADMINISTRATION                          4.0
--------------------------------------------------------------------------------

                                   CONDITIONS

                  WHEN WARRANTY BEGINS

                  Warranty begins the day the product is purchased or leased by the end user purchaser and it is transferable to subsequent owners.

                  STANADYNE'S OBLIGATION

                  Stanadyne's sole obligation and the purchaser's sole remedy under this warranty is limited to the free-of-charge repair or replacement, at Stanadyne's option, of any product Stanadyne examines and determines to be defective in material or workmanship. A repaired or replacement product will be made available to the customer at the location where it has been repaired or replaced, provided that the customer has, at its expense, removed the defective product from the equipment or vehicle and delivered the defective product to an Authorized Stanadyne Service Dealer.

                  STANADYNE'S POLICY ON REPAIR OR REPLACEMENT

                  Repairs will be made using only new or remanufactured parts provided by Stanadyne. Replacement will be made only if the product is not serviceable or if it is damaged beyond economical repair. In such cases, a Stanadyne remanufactured product, if available, will be used as the replacement, unless Stanadyne specifically authorizes the use of a new product. Remanufactured products will meet the original equipment manufacturer's specification.

                  NOTE: Replacement parts or units used to repair a defective service part or unit covered by the service parts warranty carry no additional warranty beyond the warranty coverage of the original purchased service part or unit.

                  PURCHASER' OBLIGATION

                  The purchaser's obligation is to operate the product under normal conditions in an approved application, which includes proper installation, speed, fuel, lubrication, use, and service. Failure to do so voids this warranty. In order to obtain a remedy under this warranty, the purchaser must notify Stanadyne of the defect within the warranty period. This may be done by:

                        1) delivering the product to an Authorized Stanadyne Service Dealer for the purpose of remedying the defect or

                        2) sending written notice to Stanadyne specifying the defect and stating that the purchaser intends to seek warranty coverage promptly.




CONFIDENTIAL: REPRODUCTION OR DISCLOSURE WITHOUT STANADYNE'S PRIOR WRITTEN CONSENT IS PROHIBITED. COPYRIGHT 1996, 2001 STANADYNE AUTOMOTIVE CORP.

Attachment "K"

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PUBLICATIONS            [STANADYNE LOGO]                   PAGE NO.
SUPERSEDED            SERVICE POLICIES AND                            8.0
                       PROCEDURES MANUAL
--------------------------------------------------------------------------------
                                                           REVISION NO.
                                                                      5.0
--------------------------------------------------------------------------------
                                                           EFFECTIVE DATE
                                                                     2/01
--------------------------------------------------------------------------------
SUBJECT                                                    SECTION NO.
 WARRANTY AND WARRANTY CLAIMS ADMINISTRATION                          4.0
--------------------------------------------------------------------------------


                  HOW TO OBTAIN WARRANTY SERVICE

                  Original Equipment - The purchaser will deliver the engine or vehicle or product to the OEM dealer who will in turn deliver the product at no charge, along with a completed OEM request for warranty repair form, bill of sale* or other proof of warrantability (Ref. Section 4.9.6 for specific requirements) to an authorized Stanadyne service agency.

                  *NOTE: When no OEM Request for Warranty Form exists and no bill of sale or other proof of warrantability is available, warranty consideration can be provided based on the product date code (Reference Sections 3.4, 4.8.3, and Service Bulletin
                  439).

                  Purchased Product - The product will be delivered at purchaser's expense, with information as to use and defect, and with a dated proof of purchase, to the point of purchase.

                  WHAT IS NOT COVERED UNDER THIS WARRANTY

                  - Costs associated with transporting the product to or from the Stanadyne Dealer.

                  -     Products purchased from an unauthorized source.

                  - Warranty service provided by firms not authorized by Stanadyne. Also, such service voids this warranty, and costs associated with such service are not recoverable from Stanadyne.

                  - Products modified or altered in ways not approved by Stanadyne including but not limited to injection pumps with fuel delivery set above Stanadyne specification. Such modifications terminate all Stanadyne warranty obligations.

                  - Adjustments of high idle, low idle or torque screws (Ref. S.L. 298).

                  - Costs to diagnose defects and to remove and reinstall products.

                  -     Costs of travel to and from an operating site.

                  - Costs resulting from negligence, abuse, accident, misuse, misapplication, tampering, or improper installation or removal.

                  - Failures caused by use of improper or contaminated fuel (dirt, water, etc.), improper storage, and normal wear and tear.

                  - The testing of new pumps in dealer stocks prior to being put into service.

                  - Stanadyne filter elements plugged as a result of normal use and not defective in workmanship or material.

                  - Plugging of Stanadyne hole type nozzles when no manufacturing defect exists.

                  -     The following injector services:

                           1)  Testing when no manufacturing defect exists

                           2) Cleaning of accumulated carbon from nozzle tips and orifices.


CONFIDENTIAL: REPRODUCTION OR DISCLOSURE WITHOUT STANADYNE'S PRIOR WRITTEN CONSENT IS PROHIBITED. COPYRIGHT 1996, 2001 STANADYNE AUTOMOTIVE CORP.

Attachment "K"

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PUBLICATIONS            [STANADYNE LOGO]                   PAGE NO.
SUPERSEDED            SERVICE POLICIES AND                            9.0
                       PROCEDURES MANUAL
--------------------------------------------------------------------------------
                                                           REVISION NO.
                                                                      5.0
--------------------------------------------------------------------------------
                                                           EFFECTIVE DATE
                                                                     2/01
--------------------------------------------------------------------------------
SUBJECT                                                    SECTION NO.
 WARRANTY AND WARRANTY CLAIMS ADMINISTRATION                          4.0
--------------------------------------------------------------------------------

                           3) Adjustment of injector opening pressure or valve lift, unless failure of the lock screws is due to a defect in workmanship or material (since locknuts are easily tampered with without detection).

                  WARRANTY LIMITATIONS AND LIMITATIONS OF LIABILITY:

                  THIS WARRANTY IS IN LIEU OF AND EXCLUDES ALL OTHER WARRANTIES NOT EXPRESSLY SET FORTH HEREIN, WHETHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY WARRANTIES OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE. ANY IMPLIED WARRANTY THAT CANNOT BE DISCLAIMED UNDER APPLICABLE LAWS IS LIMITED TO THE DURATION OF THIS LIMITED WARRANTY. IN NO EVENT SHALL STANADYNE BE LIABLE FOR ANY LOSS OF USE OF THE VEHICLE OR EQUIPMENT, LOSS OF TIME, INCONVENIENCE, COMMERCIAL LOSS, OR OTHER INCIDENTAL OR CONSEQUENTIAL DAMAGE.

                  This warranty supersedes any condition that may be part of a customer's purchase order.

                  Some states, provinces and nations do not allow limitations on how long an implied warranty lasts, or the exclusion or limitation of incidental or consequential damages, so the above limitations and exclusions may not apply to you. This Warranty gives you specific legal rights, and you may also have other rights which vary from state to state, province to province, and nation to nation.

                  No variation of the foregoing is authorized, except in writing by an officer of Stanadyne.

                  NOTE: A Limited Warranty issued by Stanadyne, either to a specific original equipment manufacturer or to the aftermarket, will take precedence over this Standard (Limited) Warranty.

                Stanadyne Automotive Corp.           TEL: 860/525-0821
                92 Deerfield Road                    FAX: 860/683-4582 - Parts
                Windsor, CT 06095                    FAX: 860/683-4581 - Service

                Stanadyne Automotive Corp.           TEL: 33.1.34.82.24.24
                26-30 Avenue des Freres, Lumiere     FAX: 33 1 34822420
                78190 ZA Trappes, France



CONFIDENTIAL: REPRODUCTION OR DISCLOSURE WITHOUT STANADYNE'S PRIOR WRITTEN CONSENT IS PROHIBITED. COPYRIGHT 1996, 2001 STANADYNE AUTOMOTIVE CORP.

Attachment "K"

--------------------------------------------------------------------------------
PUBLICATIONS            [STANADYNE LOGO]                   PAGE NO.
SUPERSEDED            SERVICE POLICIES AND                            20.0
                       PROCEDURES MANUAL
--------------------------------------------------------------------------------
                                                           REVISION NO.
                                                                      5.0
--------------------------------------------------------------------------------
                                                           EFFECTIVE DATE
                                                                     2/01
--------------------------------------------------------------------------------
SUBJECT                                                    SECTION NO.
 WARRANTY AND WARRANTY CLAIMS ADMINISTRATION                          4.0
--------------------------------------------------------------------------------


                  4.3.11   JOHN DEERE

                                LIMITED WARRANTY

                           The Diesel Systems Division of Stanadyne Automotive Corp., warrants to the original end user/purchaser that diesel fuel injection products sold by it to John Deere to be free from defects in material and workmanship according to the SCHEDULE and CONDITIONS stated below.

                                    SCHEDULE

                                                                        TERMS OF
         APPLICATION                      WARRANTY PERIOD               WARRANTY
Agricultural                     12 Months, Unlimited Hours            Repair or
                                                                       Replacement

Construction,                    12 Months or 2,000 Hours, whichever   Repair or
Industrial Power                 occurs first                          Replacement
Units, Generator Sets

Marine                           12 Months or 1,000 Hours, whichever   Repair or
                                 occurs first                          Replacement

Repair Parts                     12 Months/12,000 Miles, (20,000       Repair or
and Units                        km), 500 Hours, whichever occurs      Replacement
                                 first, or Remainder of Applicable
                                 Stanadyne OEM Warranty period,
                                 whichever is longer

Rental Machine                   Unlimited Months/2,000 Hours,         Repair or
                                 dealer must note on claim that        Replacement
                                 machine is in rental Coverage.

                                   CONDITIONS

                           HOW TO OBTAIN WARRANTY SERVICE

                           Original Equipment - John Deere dealer will deliver the product at no charge, with completed Diesel Fuel Injection Equipment Warranty Request and Repair Tag Form No. DF-2148 or a copy of the bill of sale* to an authorized Stanadyne service agency. Some John Deere dealers are authorized to perform warranty repairs and may elect to do so.

                           *NOTE: When no OEM Request for Warranty Form exists and no bill of sale or other proof of warrantability is available, warranty consideration can be provided based on the product date code (Reference Sections 3.4, 4.8.3, and Service Bulletin 439).




CONFIDENTIAL: REPRODUCTION OR DISCLOSURE WITHOUT STANADYNE'S PRIOR WRITTEN CONSENT IS PROHIBITED. COPYRIGHT 1996, 2001 STANADYNE AUTOMOTIVE CORP.